Exhibit 99.1

NEWS & INFORMATION

FOR:	EMERSON RADIO CORP.
3 University Plaza, Suite 405
Hackensack, NJ 07601

CONTACT:	Investor Relations:
Barry Smith
Investor Relations Manager
(973) 428-2004

Wednesday, December 18, 2013

EMERSON RADIO CORP. EXTENDS LICENSING AGREEMENT WITH FUNAI CORPORATION, INC.

HACKENSACK, N.J. – December 18, 2013 – On December 15, 2013, and effective as of November 26, 2013, Emerson Radio Corp. (the “Company”) and Funai Corporation, Inc. (“Funai”) entered into an amendment to the License Agreement dated effective January 1, 2001, as amended, between the Company and Funai (the “License Agreement”), under which the term of the License Agreement was extended until March 31, 2018. The Agreement provides that Funai will continue to manufacture, market, sell and distribute specified products bearing the Emerson® trademark to customers in the U.S. and Canadian markets. Under the terms of the License Agreement, the Company receives non-refundable minimum annual royalty payments and license fees on sales of products subject to the License Agreement in excess of the minimum annual royalties.

About Emerson Radio Corp.

Emerson Radio Corp. (NYSE MKT: MSN), incorporated in 1994, is headquartered in Hackensack, N.J. The Company designs, sources, imports and markets a variety of houseware and consumer electronic products, and licenses its trademarks to others on a worldwide basis for a variety of products. For more information, please visit Emerson Radio’s web site at www.emersonradio.com.

Forward Looking Statements

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company’s reports as filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this news release.